Exhibit 1.3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M49861-P29345

RADWARE LTD.

Annual Meeting of Shareholders

November 8, 2012 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RADWARE LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 3:00 PM, LST on November 8, 2012, at Radware LTD. 22 Raoul Wallenberg Street, Tel Aviv, Israel, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

RADWARE LTD. GADl MEROZ 22 RAOUL WALLENBERG ST. TEL AVIV 69710, ISRAEL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 ;59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M49860-P29345	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RADWARE LTD.

The Board of Directors recommends you vote FOR the following proposals:

			For	Withhold
1.	Re-election of the following nominees as a class I directors:

	1a.	Mr. Yehuda Zisapel – until the annual general meeting to be held in 2015	☐	☐

	1b.	Mr. Avraham Asheri – until the annual general meeting to be held in 2015	☐	☐

2.	To re-elect Mr. David Rubner as an external director of the Company for a period of three years.		☐	☐

		For	Against	Abstain

3.	To approve modification in terms of compensation to the Chief Executive Officer of the Company.	☐	☐	☐

4.	To approve terms of procurement of directors’ and officers’ liability insurance policy; and	☐	☐	☐

5.	To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s auditors, and to authorize the Board of Directors to delegate to the Audit Committee the authority to fix their remuneration in accordance with the volume and nature of their services to the Company for such fiscal year.	☐	☐	☐

6.	Present and discuss the financial statements of the Company for the year ended December 31, 2011 and the Auditors’ Report for this period.

7.	Transact such other business as may properly come before the Annual General Meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
Please sign exactly as your narne(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date